Exhibit 99.1

Newgioco Group Reports Consecutive Quarterly Profits on 2017 Third Quarter
Results

New York, November 8, 2017. Newgioco Group, Inc. (OTCQB:NWGI) a leisure betting technology company providing regulated lottery and gaming products and services throughout licensed subsidiaries in Europe, announced today that it has filed its 2017 third quarter results with the U.S. Securities and Exchange Commission reflecting consecutive quarterly profits.

The Company reports a record income before income tax of $543,629 resulting in a profit of $0.01 per share for the third quarter of 2017. During the three months ended September 30, 2017, transactional sales of Betting Turnover almost doubled from $24.9 million during the same period in 2016 to $48.1 million, while gross profits grew dramatically from $2.6 million to $5.1 million and, despite early challenges and expenses for software certification encountered in the first half of the year, the Company exceeded annual projected gross profits by more than 30% to $13.1 million with one full quarter remaining in the fiscal 2017. These strong results keep the Company on pace to reach its projected 2017 transactional sales target of approximately $200 million.

Additional report highlights include:
 *  Cash reserves grew substantially from $1.68 million to $3.19 million;
 *  Total Assets grew from approximately $7.15 million to $8.85 million;
 * GAAP revenue reached $13.1 million for the nine months ended September 30, 2017, compared to $5.88 million for the same period in 2016, an increase of 122.8%;
 * Non-GAAP transactional sales of betting turnover reached $150.4 million for the nine months ended September 30, 2017, an increase of 88.24% from $79.9 million over the same period in 2016.

Further noteworthy developments during the third quarter 2017, saw the Company switch-over bet transaction processing onto our Odissea ELYS betting platform, the launch of our own mobile application also powered by ELYS as well as the opening of our own in-house bet risk management office.

"Strong 2017 third quarter results not only mark the Company's second consecutive quarter of profitability and third over the last five quarters, it also demonstrates that the momentum of our growth trajectory is meeting and exceeding the business blueprint the Company set out in 2014 as well as the dedication of our management and employees," stated company Chairman and CEO, Michele Ciavarella. "With the Company's subsidiary operations now fully integrated, Newgioco management is pushing forward from positioning our core operations, into driving sustainable enterprise growth and improving shareholder value through diversifying distribution both in Italy and additional regulated international countries."


About Newgioco Group, Inc.

Newgioco Group, Inc., together with its wholly owned subsidiaries, is a fully integrated, licensed gaming technology company. The company conducts its business primarily through retail neighborhood betting shops and internet-based betting software platform under the registered brand Newgioco through our licensed website www.newgioco.it situated in Italy.

The company offers its clients a full suite of leisure gaming products and services, such as sports betting, virtual sports, online casino, poker, bingo, lottery, interactive games and slots, as well as an innovative betting platform (www.odissea.at) providing both B2B and B2C bet processing. Additional information is available on our corporate website at www.newgiocogroup.com.

This Press Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "forecast," "plans," "intends," "potential" and similar expressions. These statements reflect the company's current beliefs and are based upon currently available information. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements.

Investor Relations Contact

Newgioco Group, Inc.
investor@newgiocogroup.com